UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

HealthEquity, Inc.

(Exact name of registrant as specified in charter)

Delaware	Commission File No. 001-36568	52-2383166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(Address of principal executive offices) (Zip Code)

(801) 727-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2023, HealthEquity, Inc., a Delaware corporation (“HealthEquity”), entered into a Custodial Transfer and Asset Purchase Agreement (the “Purchase Agreement”) with Conduent Business Services, LLC, a Delaware limited liability company (“Conduent”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement.

The Purchase Agreement contemplates, among other things, a transfer to HealthEquity of the right to act as custodian of Conduent’s health savings accounts (“HSAs”) and medical savings accounts (“MSAs”). The Purchase Agreement provides that HealthEquity will, subject to the consummation of the transactions contemplated by the Purchase Agreement, including, without limitation, the transfer to HealthEquity of the exclusive right to act as trustee and custodian and administrator, as the case may be, of the Accounts (including all Account Assets contained therein), pay an aggregate purchase price of $425 million (the “Purchase Price”), subject to a potential purchase price adjustment following the Final Conversion Date based on the aggregate amount of HSA assets actually transferred, as consideration for its acquisition of the exclusive right to act as custodian of the HSAs and MSAs and the assumption of certain specified obligations (such acquisition of the exclusive right to act as custodian of the HSAs and the MSAs, the “Acquisition”). A portion of the Purchase Price will be payable upon each Conversion Date.

Consummation of the Acquisition is subject to satisfaction of certain conditions, including, without limitation (i) the nonexistence of any governmental order prohibiting the consummation of the Acquisition, (ii) receipt of certain regulatory approvals, including the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) HealthEquity and Conduent entering into a master services agreement and a partner agreement, in each case, in a form to be agreed between the parties prior to the Initial Conversion Date, (iv) that no Enterprise Partner, Health Plan Partner or CHCS Employer Client representing more than 5% of the HSAs, Accounts, or Account Assets, as applicable, contained in the Account Portfolio as of June 11, 2023 have informed Conduent of an intent to terminate its relationship with Conduent as of the Initial Conversion Date, (v) subject to certain materiality exceptions, the representations and warranties made by Conduent and HealthEquity, respectively, being true and correct, and (vi) the execution and delivery of certain customary closing certificates.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type, including representations and warranties by (a) Conduent regarding, among other things, (i) its corporate organization, (ii) its authority to enter into the Purchase Agreement and perform its obligations thereunder, (iii) the absence of certain legal proceedings, (iv) compliance with law and (v) title, and (b) HealthEquity regarding, among other things, its (i) corporate organization and (ii) its authority to enter into the Purchase Agreement and perform its obligations thereunder. The Purchase Agreement also contains indemnification obligations, subject to certain time limitations with respect to recovery for losses.

The Purchase Agreement contains certain customary termination rights for both HealthEquity and Conduent.

In consideration of the Purchase Price, Conduent has agreed to a customary non-competition provision preventing Conduent from participating in certain competitive activities, including soliciting any employer with respect to the provision of HSA or consumer-directed benefit administrative or custodial services in the United States or encouraging, soliciting or inducing any such employer to cease doing business with, or reduce the amount of business conducted with HealthEquity or in any way interfere with the relationship between employer and HealthEquity in the United States for a period of five years following the Final Conversion Date, subject to certain exceptions.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about HealthEquity, Conduent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in HealthEquity’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

HealthEquity expects to pay approximately 50% of the purchase price with cash, with the remaining amount using the Company’s existing line of credit with the actual percentages to be determined in connection with each Conversion Date. The Company expects the Acquisition to be immediately accretive.

On September 19, 2023, HealthEquity issued a press release announcing that HealthEquity had entered into the Purchase Agreement. A copy of HealthEquity’s press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished with the U.S. Securities and Exchange Commission (SEC) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits attached hereto and incorporated herein by reference contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity and Conduent and the timing of such proposed transaction. All statements other than statements of historical fact that address activities, events or developments that HealthEquity expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “will”, “shall” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals; and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with customers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction. Although HealthEquity believes the expectations reflected in the forward-looking statements are reasonable, HealthEquity gives no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s filings with the Securities and Exchange Commission, including, without limitation, HealthEquity's most recent Annual Report on Form 10-K and subsequent periodic and current reports. HealthEquity undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

2.1	Custodial Transfer and Asset Purchase Agreement, dated as of September 18, 2023, by and between Conduent Business Services, LLC, and HealthEquity, Inc.*
99.1	Press Release dated September 19, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2023	HealthEquity, Inc.

	By:	/s/ James Lucania
	Name:	James Lucania
	Title:	Chief Financial Officer